UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified in Its Charter)

SIDUS INVESTMENT PARTNERS, L.P.

SIDUS DOUBLE ALPHA FUND, L.P.

SIDUS DOUBLE ALPHA, LTD.

SIDUS ADVISORS, LLC

SIDUS INVESTMENT MANAGEMENT, LLC

MICHAEL J. BARONE

ALFRED V. TOBIA JR.

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

CLIFFORD PRESS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sidus Investment Management, LLC and BLR Partners LP, together with the other participants named herein (collectively, “Sidus”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Sidus’ slate of highly qualified director nominees to the Board of Directors of Acacia Research Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Sidus provided the following emailed statement to certain stockholders of the Company chronicling Sidus nominee Alfred V. Tobia Jr.’s achievements as a director of Harte Hanks, Inc. (“Harte Hanks”) in response to questions regarding what Sidus’ nominees could hope to accomplish as minority members of the Company’s Board of Directors:

Mr. Tobia and another individual were appointed as directors of Harte Hanks pursuant to a cooperation agreement on July 18, 2017. Subsequent to his appointment, there has been a refreshment of the company’s eight-member board of directors with four incumbent directors tendering their resignations and four new directors (three of whom have already been identified) scheduled to join the board. The company has also improved its compensation practices and agreed to seek the declassification of its board. Sarah E. Harte, a member of the company’s founding family and one of its largest shareholders, said “We were very impressed with Al Tobia’s ability to bridge the gap between a dissident shareholder group and the legacy board. We worked collegiately to vet and seat well-qualified new directors to move the company forward. After witnessing Al’s ability to build a consensus, we felt it was in shareholders’ best interest to insist that Al serve as Chairman of the company’s Nominating and Corporate Governance Committee.”

In its equity research report dated May 21, 2018, Noble Capital Markets, Inc. noted the improvements at Harte Hanks stating, “In our view, the latest Board moves, combined with recent moves to reduce executive compensation, put the company in a more shareholder friendly position, with a management team that can focus its attention on improving the company’s fundamentals and increasing shareholder value.”